Exhibit 99.1

Stellar Biotechnologies Announces Reverse Stock Split in Preparation for Proposed Uplisting to NASDAQ Capital Market

PORT HUENEME, CA, (August 28, 2015) -- Stellar Biotechnologies, Inc. ("Stellar" or “the Company”) (OTCQB: SBOTF) (TSX-V: KLH), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (“KLH”), today announced that, subject to regulatory approval, the Company will proceed with a consolidation of its issued and outstanding common shares (the “Shares”) on the basis of one (1) post-consolidated common Share for every ten (10) pre-consolidated Shares (the “Reverse Split”).

The Company’s Board of Directors approved the Reverse Split on August 26, 2015, in preparation for its planned uplisting to the NASDAQ Capital Market (“NASDAQ”).  The Company has filed an application to have its common stock approved for trading on NASDAQ and the Reverse Split is intended to fulfill one of the quantitative requirements for listing.  However, there can be no assurance that NASDAQ will approve the Company’s application or, if the Company’s stock is uplisted, that the Company will be able to maintain minimum listing requirements.

“This reverse stock split is a key step in our growth strategy,” said Frank Oakes, President, Chief Executive Officer and Chairman.  “We believe that the proposed uplisting to the NASDAQ Capital Market offers a number of advantages including the opportunity to improve liquidity for our shareholders and to increase Stellar’s visibility in the broader investment community and with institutional investors.”

The Reverse Split is subject to approval by the Financial Industry Regulatory Authority (FINRA) and the TSX Venture Exchange.  The Company anticipates that the Reverse Split will become effective on or about September 2, 2015.

To view the Company's current filings under Form 20-F, Form 10-K, 10-Q and 8-K, please visit the U.S. SEC website (www.sec.gov/edgar). To view the Company’s filings with the Canadian Securities Administrators (“CSA”), including the Management Discussion and Analysis and related consolidated financial statements, please visit the CSA’s SEDAR website (www.sedar.com)

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (OTCQB: SBOTF) (TSX Venture: KLH) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com
www.stellarbiotech.com

Investor Inquiries:
Joseph Green
The Ruth Group
Phone: +1 (646) 536-7013
jgreen@theruthgroup.com

Media Inquiries:
Joanna Zimmerman
The Ruth Group
Phone: +1 (646) 536-7006
jzimmerman@theruthgroup.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of anticipated results; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the TSX Venture Exchange and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the information contained in this press release.